SUBSCRIPTION AGREEMENT



                                      among


                      J.R. HI-TECH INVESTMENT CORPORATION,



                                MR. XINLEI WANG,



                                 MR. YONG JIANG

                                       and

                              INTERMOST CORPORATION




                        ________________________________

                          Dated as of October 24, 2000
                        ________________________________








                    Paul, Weiss, Rifkind, Wharton & Garrison
                      Solicitors and International Lawyers
                       12th Floor, Hong Kong Club Building
                                 3A Chater Road
                                     Central
                                    Hong Kong

THIS SUBSCRIPTION AGREEMENT is made on the 1st day of  September, 2000

AMONG:

     (1) J.R. HI-TECH INVESTMENT CORPORATION, a company organized and established in the British Virgin Islands ("BVI") and having its correspondence address at 23rd Floor, Kinwick Center, 32 Hollywood Road, Central, the Hong Kong Special Administrative Region of the People's Republic of China ("PRC") ("Hong Kong") (the "Company");

     (2) MR. XINLEI WANG, a citizen of Canada ("Canada") with his domicile at 5 Deepwood Crescent, Halifax, Canada, holder of Canadian passport number BC116093 ("Mr. Wang");

     (3) MR. YONG JIANG, a citizen of Canada with his domicile at Apartment 4B, Haikong Building, Seaview Garden, Shenzhen, the PRC, holder of Canadian passport number BC094441 ("Mr. Jiang" together with Mr. Wang, the "Founders"); and

     (4) INTERMOST CORPORATION, a company organized and established in the State of Utah, the United States of America ("USA") and having its correspondence address at 43rd Floor, Shenfang Plaza, 3005 Renmin Road South, Shenzhen, the PRC (the "Investor" or "Intermost").

WHEREAS:

     (A) The Company directly owns ninety-nine percent (99%) of Hong Kong (China) Huifeng Group Limited ("HK Huifeng"), a limited liability company organized and established in Hong Kong, and beneficially owns the remaining one percent (1%) of HK Huifeng, which is held in trust by Mr. Jiang.

     (B) The Company indirectly through HK Huifeng beneficially owns ninety percent (90%) of Shenzhen China Websecurity.com ("Shenzhen Huifeng"), a Chinese-foreign equity joint venture established in the PRC which engages in the provision of Internet security services, systems integration and software development services.

     (C) The Company and the Founders desire to allot and issue to the Investor, and the Investor desires to subscribe for and purchase, shares of the Company upon the terms and subject to the conditions set forth herein.

NOW IT IS HEREBY AGREED as follows:

     1. Interpretation.

          1.1 In this Subscription Agreement, unless the context requires otherwise:

          "Affiliate" of a Person (the "Subject Person") means (i) in the case of a Subject Person other than a natural Person, any other Person that, either directly or indirectly through one or more intermediate Persons, controls, is controlled by or is under common control with the Subject Person, and (ii) in the case of a Subject Person that is a natural Person, any other Person that, either directly or indirectly through one or more intermediate Persons, is controlled by the Subject Person or that is a relative of the Subject Person. For purposes of this definition, "control" means the power to direct the management or policies of a Person, whether through the ownership of voting securities of such Person, through contractual arrangements or otherwise.

          "Basic Documents" means this Subscription Agreement, the Shareholders' Agreement and the Restated Articles.

          "Board" means the board of directors of the Company.

          "Charter Documents" means, collectively, the Memorandum of Association and Bye-Laws of the Company.

          "Collective Warranties" means the representations and undertakings of the Company and the Founders set forth in Schedule 2.

          "Completion" means the completion of the subscription for and issuance of the Subscribed Shares.

          "Completion Date" means the date and time at which Completion takes place.

          "Consideration" means the consideration for the issuance of the Subscribed Shares, being the amount set forth in Section 2.2.

          "Governmental Authority" means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange.

          "Investor  Warranties"  means  the  representations,   warranties  and
     undertakings of the Investor set forth in Schedule 3.

          "OTCBB" means the OTC Bulletin Board of NASDAQ in the USA.

          "Ownership" at any time means ownership of the ordinary shares on a fully diluted basis, assuming the exercise, conversion or exchange of all options, warrants and other securities exercisable for or convertible or exchangeable into ordinary shares (including without limitation the exercise of all outstanding options any stock option plan), regardless of whether such options, warrants or other securities are currently exercisable, convertible or exchangeable at such time.

          "Parties" means the Company, the Investor and the Founders, and "Party" means any of them.

          "Person" means any individual, firm, company, Governmental Authority, joint venture, association, partnership or other entity (whether or not having separate legal personality).

          "Related Party" means (i) any shareholder of the Company, (ii) any director of the Company, (iii) any officer of the Company, (iv) any relative of a shareholder, director or officer of the Company, (v) any Person in which any shareholder, director or officer of the Company has any interest, other than a passive shareholding of less than 5% in a publicly listed company, and (vi) any other Affiliate of the Company or of a shareholder or director of the Company.

          "Restated Articles " means the amended and restated Articles of Association of the Company, in the form of Exhibit B, to be adopted by the Company prior to Completion.

          "RMB" means Renminbi, the lawful currency for the time being of the PRC.

          "Shareholders" means the Founders.

          "Shareholders' Agreement" means the Shareholders' Agreement, in the form of Exhibit A, to be entered into by the Company, the Investor and the Shareholders.

          "Shares" means the ordinary shares, par value US$1.00 per share, in the capital of the Company.

          "Subscribed Shares" means the ordinary shares to be subscribed by the Investor pursuant to Section 2.

          "US$" means United States Dollars, the lawful currency for the time being of the United States of America.

          "Warranties"   means  the  Collective   Warranties  and  the  Investor
     Warranties.

          1.2 The  following  terms are  defined  in the  indicated  Section  or
     Schedule:

                     "Company"                            Preamble
                     "Founders"                           Preamble
                     "Investor"                           Preamble
                     "Losses"                             Section 10.1

          1.3 References herein to any Section, Schedule or Exhibit is to such Section of or Schedule or Exhibit to this Subscription Agreement unless the context otherwise requires. The Schedules and Exhibits to this Subscription Agreement shall be deemed to form part of this Subscription Agreement.

 1.4 References to a Party shall, where the context permits, include such Party's respective successors, legal representatives and permitted assigns.

          1.5 The headings are inserted for convenience only and shall not affect the construction of this Subscription Agreement.

          1.6 Unless the context requires otherwise, words importing the singular include the plural and vice versa, and pronouns importing a gender include each of the masculine, feminine and neuter genders.

          1.7 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been initialed for the purposes of identification by or on behalf of the Parties.

          1.8 References to the knowledge, information, belief or awareness of any Person shall be deemed to include the knowledge, information, belief or awareness such Person would have if such Person had made reasonable inquiries.

     2. Subscription for Shares.

          2.1 Based on the terms and subject to the conditions of this Subscription Agreement, the Company shall allot and issue to the Investor, and the Investor shall subscribe for 70,000 Shares, representing 58.3% Ownership immediately following Completion.

          2.2 The Consideration payable by the Investor for the Subscribed Shares shall be US$469,892 (approximately equivalent to RMB 3,994,086), payable in the (i) cash payment of US$176,470 (approximately equivalent to RMB 1,500,000) at Completion, and (ii) shares of Intermost Common Stock with value of US$293,422 (approximately equivalent to RMB 2,494,087). The exact number of shares of Intermost Common Stock is equivalent to US$293,422 divided by the average closing price of Intermost stock as quoted on the OTCBB for the 5 trading days immediately preceding this Subscription Agreement. To avoid doubtness, this number is calculated to be 510,300 shares, and the 5-trading-day average price is US$0.575 based on the information from financialweb.com and other web sites.

          2.3 At Completion, the Investor shall pay the Consideration to the Company by wire transfer to a bank account notified by the Company to the Investor not less than two business days before Completion.

     3. Conditions Precedent to Completion.

          3.1 The obligation of the Investor to complete the subscription for the Subscribed Shares is subject to the fulfillment, prior to or simultaneously at Completion (or at the time specified below), of the following conditions, any one or more of which may be waived by the
     Investor:

               (a) the Collective Warranties remaining true and correct on the Completion Date as provided in Section 6.4;

               (b) the Company and the Founders having performed and complied with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or before Completion;

               (c) the Company and the Founders having duly attended to and carried out all corporate procedures that are required under BVI laws in connection with the Basic Documents and the transactions contemplated thereby, including without limitation:

                    (i) approval by the Board of the execution, delivery and performance by the Company of the Basic Documents, the allotment and issuance of the Subscribed Shares and the other transactions contemplated by the Basic Documents to which the Company is a party or which require approval by the Board; and

                    (ii) adoption of the Restated Articles by all necessary action of the Board and the Shareholders and due filing of the Restated Articles with the Registrar of Companies of the BVI;

               (e) one nominee of the Investor having been duly elected to the Board, effective upon Completion;

               (f) all  consents  and  approvals  of,  notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable law or regulation of any Governmental Authority, or pursuant to any contract binding on the Company or the Founders or to which the Company or the Founders or its respective assets are subject or bound, in connection with the execution, delivery or performance by the Company and the Founders of the Basic Documents or the consummation of the transactions contemplated thereby, including without limitation the consents, approvals and filings under PRC law in connection with (i) the acquisition of 10% of Shenzhen Huifeng's increased registered capital by Shenzhen Venture Capital Co., a PRC limited liability company; and
          (ii) the transfer of 9% of Shenzhen Huifeng's increased registered capital by Shenzhen Wojing Industrial Co., Ltd., a PRC limited liability company, to HK Huifeng;

               (g) there having been (i) no material adverse change in the business, operations, properties, financial position (including without limitation any material increase in provisions), prospects or condition of the Company, HK Huifeng and Shenzhen Huifeng, and (ii) no material change in any relevant laws, regulations or policies in any of the jurisdictions in which the Company, HK Huifeng and Shenzhen Huifeng do business (whether coming into effect prior to, on or after the Completion Date) that, in the reasonable opinion of the Investor, materially and adversely affects or may materially and adversely affect the Company;

               (h) there being no Governmental Authority or other Person that has:

                    (i) requested any information in connection with or instituted or threatened any action or investigation to restrain, prohibit or otherwise challenge the subscription of the Subscribed Shares by the Investor;

                    (ii) threatened to take any action as a result of or in anticipation of the implementation of such subscription; or

                    (iii) proposed or enacted any statute or regulation which would prohibit, materially restrict or materially delay implementation of the subscription or the operation of the Company after Completion;

               (i) the Company having delivered to the Investor a certificate, dated the Completion Date and signed by the Founders in their capacity as officers of the Company, certifying that the conditions set forth in paragraphs (a) through (i) of this Section 3.1 have been satisfied;

               (j) all corporate and other proceedings in connection with the transactions contemplated at or prior to Completion pursuant to the Basic Documents and all documents incident thereto being reasonably satisfactory in form and substance to of the Investor, and the Investor having received all such counterpart originals and certified or other copies of such documents as it may reasonably request, including without limitation the following:

                    (i) a copy of the Charter  Documents (as amended through the
               Completion Date), certified to be true, complete and correct copies thereof as of the Completion Date;

                    (ii) a  copy  of  the  resolutions  of  the  Board  and  the
               Shareholders, evidencing the adoption of the Restated Articles, the approval of the Basic Documents to which the Company is a party or which require approval of the Shareholders, the allotment and issuance of the Subscribed Shares and the other matters contemplated hereby, certified to be true, complete and correct; and

                    (iii) a copy of the register of members of the Company as at the Completion Date, certified to be true, complete and correct; and

               (k) the Investor being satisfied with the results of its limited due diligence investigation of the assets, liabilities, business, financial and legal matters, references and background checks, if any, relating to the Company and its Affiliates.

4. Completion and Post-Completion Actions.

          4.1 Completion shall take place within 5 business days after the Investor has completed its due diligence work or at such time and place as the Parties may agree.

          4.2 At Completion,

               (a) the Company shall:

                    (i) allot and issue the Subscribed Shares;

                    (ii) duly register the Subscribed Shares, in the name of the
               Investor, in the Company's register of members;

                    (iii) deliver to the  Investor,  a share  certificate,  duly completed in the name of the Investor; and

                    (iv)   deliver   to  the   Investor   a   receipt   for  the
               Consideration;

               (b) the Investor shall pay the cash portion of the Consideration as provided in Section 2.2; and

               (c) the Company and the Investor shall execute and deliver the Shareholders' Agreement.

          4.3 The Parties shall use all reasonable endeavours to ensure that the conditions set forth in Section 3.l shall be fulfilled by the Target Completion Date.

          4.4 If any condition set forth in Section 3.l shall not have been fulfilled or waived by the Target Completion Date, the Investor may, at its option, without prejudice to its rights hereunder and under applicable law:

               (a) defer Completion to a later date;

               (b) proceed to Completion so far as practicable; or

               (c) terminate  this  Subscription  Agreement in  accordance  with
          Section 11.

               In the case of termination, no Party shall have any rights or claims against the other, save for those that expressly survive termination of this Subscription Agreement in accordance with the provisions of Section 11.2.

     5. Obligations of the Company between Execution and Completion.

          5.1 From the date hereof through to the Completion Date, the Company shall conduct its business and the businesses of HK Huifeng and Shenzhen Huifeng in a manner, and shall otherwise use all reasonable efforts, so as to ensure that the Collective Warranties shall continue to be true and correct on and as of the Completion Date as if made on and as of the Completion Date. The Company shall give the Investor prompt notice of any event, condition or circumstance occurring from the date hereof until the Completion Date that would constitute a violation or breach of any Collective Warranty if such Collective Warranty were made as of any date from the date hereof until the Completion Date, or that would constitute a violation or breach of any terms and conditions contained in this Subscription Agreement.

          5.2 From the date hereof through the Completion Date, the Company shall not, and shall cause HK Huifeng and Shenzhen Huifeng not to, without the prior written consent of the Investor:

               (a) sell or otherwise dispose of any material part of its/their assets (or any interest therein) or contract to do so;

               (b) unless permitted under the terms of this Subscription Agreement, appoint any additional directors or otherwise change its/their key management or personnel;

               (c) change its/their auditors;

               (d) amend its/their Charter Documents, except by the adoption of the Restated Articles;

               (e) change its/their financial year end;

               (f) acquire assets (or any interest therein) or contract to do so, otherwise than in the ordinary course of its/their business;

               (g) enter into any arrangement, contract or agreement with any Related Party except on an arm's length basis and in the ordinary course of business;

               (h) borrow any money from any Related Party except where such loan is unsecured and interest free or such loan subsists at the date of this Subscription Agreement;

               (i) lend any money or give any guarantee or indemnity in favor of any party in respect of the performance or obligations of any Related Party or give any financial assistance in any way to any Related Party;

               (j) declare, pay or make any dividend or distribution; or

               (k) issue any securities of any kind other than as permitted pursuant to this Subscription Agreement.

     6. Representations, Warranties and Undertakings.

          6.1 The Company and the Founders, jointly and severally, hereby represent, warrant and undertake to the Investor in the terms set forth in
     Schedule 2 and acknowledge that the Investor in entering into this Subscription Agreement is relying on such representations, warranties and undertakings.

          6.2 The Investor hereby represents, warrants and undertakes to the Company in the terms set forth in Schedule 3 and acknowledges that the Company in entering into this Subscription Agreement is relying on such representations, warranties and undertakings.

          6.3 No investigation by or on behalf of the Investor shall prejudice any claim made by the Investor, under the indemnity contained in Section 10 or operate to reduce any amount recoverable thereunder. It shall not be a defense to any claim against the Company or the Founders that the Investor knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim.

          6.4 The Collective Warranties and the Investor Warranties set forth in each paragraph of Schedule 2 and Schedule 3, respectively, shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Subscription Agreement or the Schedules.

          6.5 The Warranties shall be deemed to be repeated as at Completion as if they were made on and as of the Completion Date and all references therein to the date of this Subscription Agreement were references to the Completion Date.

     7. Restriction on Announcements.

     Each Party undertakes that prior to Completion and thereafter it will not make any announcement in connection with this Subscription Agreement unless the other Parties shall have given its consent to such announcement, including both as to timing and substance.

     8. Access and Further Assurances.

          8.1 As from the date of this Subscription Agreement, the Company shall give to the Investor and its accountants, counsel and agents full access, upon reasonable prior notice and during normal business hours, to the premises and all the books and records of the Company and shall instruct the officers and employees of the Company to give promptly all information and explanations to the Investor or any such persons as the Investor may reasonably request.

          8.2 Each Party shall, at any time and from time to time upon the written request of any other Party:

               (a) promptly and duly execute and deliver all such further instruments and documents, and do or procure to be done all such acts or things, as such other Party may reasonably deem necessary or desirable in obtaining the full benefits of this Subscription Agreement and of the rights and ownership herein granted; and

               (b) do or procure to be done each and every act or thing which such other Party may from time to time reasonably require to be done for the purpose of enforcing such other Party's rights under this Subscription Agreement.

     9. Costs and Expenses.

     Except as otherwise provided in any other provision of any Basic Document, each Party shall pay its own costs and expenses (including the fees and costs of any financial or technical advisors, lawyers or accountants engaged by it) in relation to the negotiations leading up to the transactions contemplated hereunder and to the preparation, execution and carrying into effect of the Basic Documents and all other documents referred to in them which relate to the transactions contemplated under them.

     10. Indemnification.

          10.1 The Company and the Founders shall, jointly and severally, indemnify the Investor and hold the Investor harmless from and against any losses (including without limitation any diminution in the value of the Subscribed Shares), costs (including without limitation the fees, disbursements and other charges of counsel), expenses, claims, damages and liabilities (collectively, "Losses") that the Investor may incur or suffer as a result of, arising out of or in connection with any breach of any Collective Warranty or any other breach of any covenant or agreement of the Company set forth herein.

          10.2 Any indemnity as referred to in Clause 10.1 above shall be such as to place the Investor in the same position as it would have been in had there not been any breach of the Collective Warranty under which the Investor is to be indemnified.

     11. Termination.

          11.1 This Subscription Agreement may be terminated prior to Completion as follows:

               (a) at the election of the Investor, if any one or more of the conditions to the obligation of the Investor set forth in Section 3.1 to complete has not been fulfilled on or prior to the Target Completion Date;

               (b) at the election of the Investor, if the Company has breached any Collective Warranty, or any other material covenant or agreement of the Company contained in this Subscription Agreement, which breach cannot be or is not cured within 30 days after being notified in writing of the same;

               (c) at the election of the Company, if the Investor has breached any Investor Warranty, or any other material covenant or agreement of the Investor contained in this Subscription Agreement, which breach cannot be or is not cured within 30 days after being notified in writing of the same; or

               (d) at any time on or prior to the Completion Date, by mutual written consent of the Company and the Investor.

          11.2 If this  Subscription  Agreement is terminated in accordance with
     Section 11.1, it shall become void and of no further force and effect, except for the provisions of Sections 7, 11.2 and 14; provided, however, that such termination shall, unless otherwise agreed by the Parties, be without prejudice to the rights of any Party in respect of a breach of this Subscription Agreement prior to such termination.

     12.  Notices.

          12.1 Each notice, demand or other communication given or made under this Subscription Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five days' prior written notice specified to the relevant Party):

                  To the Company:   23rd Floor Kinwick Center
                                    32 Hollywood Road
                                    Central
                                    Hong Kong

                                    Attention: Mr. Xinlei Wang, Principal


                  To Mr. Wang:
                                   Mob: 1360 267 0566
                                   Email: roland_wang@szhuifeng.com

                  To Mr. Jiang:
                                   Mob: 1360 267 0566
                                   Email: johnny_jiang@szhuifeng.com

                  To the Investor: 43rd Floor, Shenfang Plaza
                                   3005 Renmin Road South
                                   Shenzhen 518005
                                   PRC

                                   Attention: Mr. Jun Liang, President

                                   Tel: (0755) 217 5656
                                   Fax: (0755) 229 1148
                                   Mob: 1360 260 3785
                                   Email: junliang@intermost.com


     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

     13. MISCELLANEOUS

          13.1 This Subscription Agreement may not be amended, modified or supplemented except by a written instrument executed by each Party.

          13.2 No waiver of any provision of this Subscription Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Subscription Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by another Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

          13.3 This Subscription Agreement shall not be assignable, except that the Investor may assign its rights and obligations hereunder to any Affiliate of the Investor.

          13.4  This  Subscription  Agreement  (together  with the  other  Basic
     Documents and any other documents referred to herein or therein) constitutes the whole agreement between the Parties relating to the subject matter hereof and supercedes any prior agreements or understandings relating to such subject matter.

          13.5 The provisions of this Subscription Agreement, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

          13.6 Each and every obligation under this Subscription Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Subscription Agreement are unenforceable they shall be deemed to be deleted from this Subscription Agreement, and any such deletion shall not affect the enforceability of this Subscription Agreement as remain not so deleted.

          13.7 This Subscription Agreement may be executed in one or more counterparts which, signed and taken together, shall constitute one document.

     14. GOVERNING LAW AND JURISDICTION

          14.1 This Subscription Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

          14.2 Each Party irrevocably agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Subscription Agreement and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

     IN WITNESS WHEREOF this Subscription Agreement has been executed on the day and year first above written.



                                           J.R. HI-TECH INVESTMENT CORPORATION


                                           By: _____________________________
                                                Name:
                                                Title:

                                           INTERMOST CORPORATION


                                           By:_____________________________
                                                Name:
                                                Title:


                                           XINLEI WANG


                                           _________________________________

                                           YONG JIANG


                                           _________________________________

                                   SCHEDULE 1

                         A. Particulars of the Company.


1.       Registered Address                 :        Commonwealth Trust Limited
                                                     Darke Chambers
                                                     Tortola, British Virgin Islands

2.       Date of Incorporation              :        October 25, 1997
         Incorporation Number               :        349271
         Place of Incorporation             :        the British Virgin Islands

3.       Directors                          :        [                          ]

4.       Registered Agent                   :        Commonwealth Trust Limited
                                                     P.O. Box 3321
                                                     Road Town
                                                     Tortola, British Virgin Islands

5.       Share Capital:    Authorized       :        US$50,000, divided into 50,000 ordinary
         shares of US$1 each
6.                Issued and Paid Up        :        US$50,000, divided into 50,000
         ordinary shares of US$1 each

7.       Shareholders as of the Date Hereof:


Registered Shareholder                     Beneficial       No. of Shares      Type of Shares
                                           Shareholder

Xinlei Wang                                Xinlei Wang         20,000             ordinary

Yong Jiang                                  Yong Jiang         30,000             ordinary

8.       Auditors                          :    [                          ]

9.       Financial Year End                :    [                          ]


                          B. Particulars of HK Huifeng.


1.       Registered Office                  :        23rd Floor, Kinwick Center, 32
         Hollywood Road, Central, Hong Kong

2.       Date of Incorporation              :        March 30, 1998
         Incorporation Number               :        640598
         Place of Incorporation             :        Hong Kong

3.       Directors                          :        Jiang Yong
                                                     Ji Shuren

4.       Secretary                          :        LFDI Secretaries Limited
5.       Share Capital:    Authorized       :        HK$10,000, divided into 10 ordinary
         shares of HK$1 each
                  Issued and Paid Up        :        HK$100 divided into 10 ordinary shares
                                                     of HK$1 each
6.       Shareholders as of the Date Hereof :

Registered Shareholder         Beneficial Shareholder       No. of Shares      Type of Shares

JR Hi-Tech Investment           JR Hi-Tech Investment             99             ordinary
Corporation                          Corporation

Yong Jiang                           Yong Jiang                   1              ordinary

7.       Auditors                          :       [                  ]

8.       Financial Year End                :        [March 31]

                       C. PARTICULARS OF SHENZHEN HUIFENG

1.       Registered Address                 :        [                         ]

2.       Date of Establishment              :        [                         ]
         Nature of Establishment            :        Equity Joint Venture
         Company Number                     :        [                         ]
         Place of Establishment             :        Shenzhen, the PRC

3.       Legal Representative               :        [                         ]

4.       Total Investment                   :        [                         ]
         Registered Capital                 :        [                         ]

5.       Directors                          :        Jiang Yong
                                                     Wang Xinlei
                                                     [                         ]

6.       Executive Officers                 :        [                         ]
7.       Registered Parties as of the Date Hereof:

Registered Joint Venture Party            Beneficial Owner       Registered Capital Interest

Shenzhen Venture Capital Co.          Shenzhen Venture                       10%
                                         Capital Co.

HK Huifeng                                           HK Huifeng              90%

8.       Auditors                           :        [                         ]

9.       Financial Year End                 :        [December 31]

                                   SCHEDULE 2

                              COLLECTIVE WARRANTIES


I.   DEFINITIONS

     In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Subscription Agreement, and the following terms have the meanings specified:

     "Accounts" means the audited consolidated balance sheets of the Company and its Affiliates as at June 30, 2000] and the audited consolidated statements of income and cash flows of the Company and its Affiliates for financial years of the Company ended June 30, 2000 on such dates, copies of which are annexed hereto and initialed by the Parties for purposes of identification.

     "Accounts Date" means December 31.

     "Assets" means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Contracts, all Intellectual Property, Equipment and Software of the Company, HK Huifeng and Shenzhen Huifeng.

     "Contracts" means all contracts, agreements, licenses, engagements, leases, financial instruments, purchase orders, commitments and other contractual arrangements.

     "Encumbrance" means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (iv) any adverse claim as to title, possession or use.

     "Equipment" means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment (including without limitation servers, personal computers, mainframes, modems, screens, terminals, keyboards, disks, printers, cabling and associated and peripheral electronic equipment) and other tangible assets, but excluding Software.

     "Intellectual Property" means all letters patent, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, confidential information, brand names, database rights, know-how and business names and any similar rights situate in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

     "Liabilities" means all indebtedness and other liabilities of any nature whatsoever, actual or contingent, and whether or not of a nature required to be disclosed in the accounts of the Company.

     "Management Accounts" means the unaudited consolidated balance sheet of the Company and its Affiliates as at the Management Accounts Date, and the unaudited statements of income and cash flows for the [one-month] period ending on such date, copies of which are annexed hereto and initialed by the Parties for purposes of identification.

     "Management Accounts Date" means [June 30, 2000].

     "Software" means any set of instructions for execution by microprocessor, irrespective of application, language or medium.

     II.  THE WARRANTIES

     The Company and each Founder hereby jointly and severally represent and warrant to the Investor that, except as otherwise disclosed:

     1. Corporate Matters.

     (a) Organization, Good Standing and Qualification. Each of the Company, HK Huifeng and Shenzhen Huifeng has been duly incorporated, organized and established, and is validly existing in good standing, under the respective laws of BVI, Hong Kong and the PRC. Each of the Company, HK Huifeng and Shenzhen Huifeng has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted and proposed to be conducted.

     (b) Company Holding Structure Change. The Company will hold the equity of Shenzhen Huifeng directly instead of holding through HK Huifeng. The Founders undertake to make the structure changes as soon as legally permitted, this includes, but not limited to, government registrations in Hong Kong and PRC.

     (c) Charter Documents. The copies of the Charter Documents (having attached thereto copies of all such resolutions as are by law required to be attached thereto and all amendments made to date) that have been delivered to the Investor are true and complete. All legal and procedural requirements and other formalities concerning such Charter Documents have been duly and properly complied with in all material respects.

     (d) Capitalization and Other Particulars of the Company. The particulars of each of the Company, HK Huifeng and Shenzhen Huifeng set forth in Parts A, B and C of Schedule 1 are true, complete and correct as of the date hereof and will be true, complete and correct as of the Completion Date except for the Company's authorization and issuance of the Subscribed Shares.

     (e) Options, Warrants and Reserved Shares. There are no outstanding options, warrants, rights (including conversion or preemption rights) or agreements for the subscription or purchase from the Company of any shares in the capital stock of the Company or any securities convertible into or ultimately exchangeable or exercisable for any shares of capital stock of the Company, and no shares in the capital stock of the Company, or share issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to subscribe or purchase such shares (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

  (f) Other Rights with respect to Shares. To the best knowledge of the Company and the Founders, except as contemplated in this Subscription Agreement or the Shareholders' Agreement, no voting or similar agreements exist related to the Company's securities which are presently outstanding or that may hereafter be issued. No Person has any right to cause any securities of the Company to be registered under the Securities Act of 1933 of the United States of America.

     (g) Subsidiaries. Except with HK Huifeng and Shenzhen Huifeng, the Company does not own any direct or indirect interest in any other Person.

     (h) Corporate Records. The statutory books, minute books and register of members of the Company and HK Huifeng have been properly and accurately maintained in all material respects and contain full and accurate records of all resolutions passed by the respective directors and shareholders of the Company and HK Huifeng and all issuances and transfers of shares or other securities of the Company.

     (i) PRC Joint Venture|.

          (i) The activities of Shenzhen Huifeng have been conducted within the scope permitted by PRC laws and regulations and, where a specific license is required for any of its activities, such license have been procured and successfully obtained.

          (ii) Each joint venture party of Shenzhen Huifeng has made its required registered capital contribution to the joint venture, and on the basis of verification reports made by an accounting firm registered in the PRC, each joint venture party has an investment certificate evidencing payment of the total amount of its contributions as at the date of the latest contribution.

     (j) Founders' Competitive Activities. Neither Founder hold any equity interests in any entity that carries on any business that competes with the business of the Company, HK Huifeng or Shenzhen Huifeng as presently conducted or as contemplated to be conducted.


     2.   Authorization and Validity of Transactions.

     (a) Authorization. Each Founder has the legal right, power and authority, and the Company has the corporate power and authority to, as the case may be, execute, deliver and perform the Basic Documents to which it is a party. All action on the part of each Founder and all corporate action on the part of the Board and the Shareholders, as the case may be, necessary for the authorization, execution, delivery of and the performance of all obligations of the Founders and the Company respectively under the Basic Documents, the authorization, issuance and delivery of the Subscribed Shares and the filing of the Restated Articles has been taken or will be taken prior to Completion.

     (b) Valid Issuance of Stock. The Subscribed Shares, when issued and paid for as provided in this Subscription Agreement, will be duly authorized and validly issued, fully paid and non-assessable. The Subscribed Shares are and will be free of restrictions on transfer other than restrictions on transfer under the Shareholders' Agreement, the Restated Articles and any applicable securities laws.

     (c) Enforceability. This Subscription Agreement is, and each other Basic Document to which the Company is a party will when executed be, the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. This Subscription Agreement is, and each other Basic Document to which each Founder is a party will when executed be, the valid and binding obligation of each Founder, enforceable against each Founder in accordance with its terms.

     (d) Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Company of this Subscription
Agreement and the Shareholders' Agreement or the consummation of the transactions contemplated by the Basic Documents.

     (e) No Breach. The execution and delivery by the Company and the Founders of this Subscription Agreement and each other Basic Document to which it is a party and the performance by the Company and the Founders of their respective obligations under the Basic Documents do not and will not:

          (i) breach or constitute a default under any Charter Document of the Company;

          (ii) result in a breach of, or constitute a default under, any Contract to which the Company or either Founder is a party or by which it is bound; or

          (iii) result in a violation or breach of or default under any applicable law or regulation or of any order, judgment or decree of any Governmental Authority to which the Company or either Founder is a party or by which the Company or either Founder is bound.


     3.   Legal Compliance.

          (a) No Violation of Law. Neither the Company nor the Founders is/are or has/have at any time been in violation of any applicable law or regulation which may result in any liability or criminal or administrative sanction to the Company or otherwise have a material adverse effect on the ability of the Company, HK Huifeng or Shenzhen Huifeng to conduct its businesses as currently conducted or as contemplated to be conducted.

          (b) Permits. The Company, HK Huifeng and Shenzhen Huifeng have all permits, approvals, authorizations and licenses necessary for the conduct of its business as currently conducted and as contemplated to be conducted. The Company, HK Huifeng and Shenzhen Huifeng are not in breach of or default under any such permit, approval, authorization, franchise or license.

     4.   Assets.

          (a) Status of Assets. The Company and its Affiliates own or have the right to use all Assets required for the conduct of their businesses as currently conducted and contemplated to be conducted. The Assets owned by the Company and its Affiliates are free and clear of all Encumbrances. The Company has made available to the Investor true and complete copies of the leases relating to all Assets leased by the Company and its Affiliates. The Company and its Affiliates are in compliance with all such leases. The Assets have been properly maintained and are in good working condition.

          (b) Intellectual Property Rights.

               (i) Without  limiting the  generality  of paragraph  4(a) of this
          Schedule 2, the Company, HK Huifeng and Shenzhen Huifeng have all rights in Intellectual Property required for the businesses of the Company, HK Huifeng and Shenzhen Huifeng as currently conducted and as contemplated to be conducted.

               (ii) Details of all Intellectual Property owned by the Company, HK Huifeng and Shenzhen Huifeng are set out in Exhibit [ ], distinguishing among rights that have been registered, rights in respect of which applications to register have been made and rights in respect of which no such registration or application has been made.

               (iii) Details of all licenses granted to or by the Company, HK Huifeng or Shenzhen Huifeng in respect of any Intellectual Property (the "IP Licenses") are set out in Exhibits. True and complete copies of all IP Licenses have been made available to the Investor. Except as provided in the IP Licenses, the Company, HK Huifeng and Shenzhen Huifeng are not obligated to pay any royalties or other payments to any Person in respect of Intellectual Property used by the Company, HK Huifeng and/or Shenzhen Huifeng. None of the Company, HK Huifeng or Shenzhen Huifeng is in breach of any IP License or of any agreement under which any confidential business information was or is to be made available to it.

               (iv) All rights in all Intellectual Property and confidential business information owned or otherwise required for the businesses of the Company, HK Huifeng and Shenzhen Huifeng as currently conducted or contemplated to be conducted are vested in or validly granted to the Company, HK Huifeng and Shenzhen Huifeng, and except as disclosed in relation to paragraph (iii) above are not subject to any limit as to time or any other limitation, right of termination (including on any change in the underlying ownership or control of the Company, HK Huifeng or Shenzhen Huifeng) or restriction and all renewal fees and steps required for their maintenance or protection have been paid and taken.

               (v) None of the Company, HK Huifeng or Shenzhen Huifeng is a party to any confidentiality or other agreement or subject to any duty which restricts the free use or disclosure, or requires disclosure, of business information owned by or required for the businesses of the Company, HK Huifeng or Shenzhen Huifeng.

               (vi) None of the Company, HK Huifeng or Shenzhen Huifeng has granted, or is obliged to grant, any license, sub-license or assignment in respect of any Intellectual Property owned or otherwise required for the businesses of the Company, HK Huifeng and/or Shenzhen Huifeng, and has not disclosed nor is obliged to disclose any confidential business information required for the businesses of the Company, HK Huifeng or Shenzhen Huifeng to any Person, other than its employees for the purpose of carrying on its business. There are no restrictions on the right of the Company, HK Huifeng or Shenzhen Huifeng to license or sub-license any Intellectual Property owned by it.

               (vii) The processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by the Company, HK Huifeng and Shenzhen Huifeng do not, or at the time of being employed, provided, conducted, manufactured, used or dealt in did not, infringe the rights of any other Person in any Intellectual Property or business information.

               (viii) To the best knowledge of the Company and the Founders, there is not, nor has there been at any time, any unauthorized use or infringement by any Person of any of the Intellectual Property or confidential business information owned or otherwise required for the businesses of the Company, HK Huifeng or Shenzhen Huifeng.

               (ix) None of the Company, HK Huifeng or Shenzhen Huifeng has applications to register any Intellectual Property which are not being pursued with all reasonable due diligence and speed.

               (x) All employees of the Company, HK Huifeng and Shenzhen Huifeng have entered into confidentiality and non-competition agreements with their respective employers. To the best knowledge of the Company and the Founders, none of these employees are in breach of such agreements. To the best knowledge of the Company and the Founders, none of the employees of the Company, HK Huifeng and Shenzhen Huifeng is obligated under any Contract, or subject to any judgment, decree or order of any Governmental Authority, that would (aa) interfere with the use of his or her best efforts to promote the businesses and interests of the Company, HK Huifeng and Shenzhen Huifeng; or (bb) conflict with the businesses of the Company, HK Huifeng or Shenzhen Huifeng as proposed to be conducted. Neither the execution or delivery of this Subscription Agreement or the Shareholders' Agreement, nor the carrying on of the businesses of the Company, HK Huifeng and Shenzhen Huifeng by their employees, will, to the best knowledge of the Company and each Founder, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

          (c) Real Property. None of the Company, HK Huifeng or Shenzhen Huifeng own any land, buildings or other real property. The Company has provided to the Investor a true and complete list of all real property leases in respect of real property used by the Company, HK Huifeng and Shenzhen
     Huifeng as set out in Exhibits. The Company, HK Huifeng and Shenzhen Huifeng is in compliance in all material respects with all such leases.


     5.   Contracts and Transactions.

          (a) Contracts. Except as Disclosed, none of the Company, HK Huifeng or Shenzhen Huifeng is a party to or bound by any Contract that (i) was entered into outside of the ordinary course of business of the Company, HK Huifeng or Shenzhen Huifeng, (ii) has a term (including extensions at the option of any other party thereto) in excess of [one]1 year, (iii) involves payments in excess of US$100,000 or (iv) is otherwise material to the business or financial condition of the Company, HK Huifeng or Shenzhen Huifeng (collectively, "Material Contracts"). A list of all Material
     Contracts is disclosed in Exhibits. None of the Company, HK Huifeng or Shenzhen Huifeng is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract to which it is a party. Each such Contract has been duly authorized, executed and delivered by the Company, HK Huifeng and Shenzhen Huifeng, and to the best knowledge of the Company HK Huifeng and Shenzhen Huifeng, constitutes the valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms. No party is in breach of any such Contract or has indicated any intention to terminate any such Contract prior to the expiration of its term.

          (b) Related Party Transactions. Except as Disclosed, there are no Contracts, understandings, transactions or proposed transactions between the Company on the one hand and any Related Party on the other hand. No Related Party or employee of the Company or any member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best knowledge of the Company and the Founders, none of such Persons has any direct or indirect ownership in any business entity with which the Company is affiliated or with which the Company has a business relationship, or any business entity that competes with the Company. To the best knowledge of the Company and the Founders, no such Person is, directly or indirectly, interested in any Contract with the Company.


     6.   Financial Matters.

          (a) Accounts. The Accounts and the Management Accounts of the Company have been prepared in accordance with generally accepted international accounting principles applied on a consistent basis and show a true and fair view of the state of affairs, assets and liabilities, financial position and profit or loss of the Company as at the respective dates thereof and for the periods covered thereby and are not affected by any unusual or non-recurring items not covered therein.

          (b) Liabilities. The Company does not have any Liabilities other than Liabilities reflected in the Management Accounts and Liabilities incurred in the ordinary course of business since the Management Accounts Date. The Company has not guaranteed any indebtedness of any other Person.

          (c) Taxes. The Company, HK Huifeng and Shenzhen Huifeng have filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company, HK Huifeng and Shenzhen Huifeng have paid all taxes and other assessments due.

          (d) Projections. In connection with the transactions contemplated by this Subscription Agreement, the Company has furnished to the Investor certain projected budgets, financial statements and forecasts of the Company, HK Huifeng and Shenzhen Huifeng. Such projected budgets, financial statements and forecasts were prepared by the Company, HK Huifeng and Shenzhen Huifeng in good faith based on its best knowledge, information and belief.


     7.   Operations.

          (a) Activities Since Accounts Date. Since the Accounts Date, there has not been:

               (i) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets used by the Company, HK Huifeng or Shenzhen Huifeng, or the operating results, prospects or business of the Company, HK Huifeng or Shenzhen Huifeng as currently conducted and proposed to be conducted;

               (ii) any waiver by the Company, HK Huifeng or Shenzhen Huifeng of a valuable right or of a material debt owed to it;

               (iii) any material change or amendment to a material Contract by which the Company, HK Huifeng or Shenzhen Huifeng is bound, except for changes or amendments which are expressly provided for or disclosed in this Subscription Agreement;


               (iv) any resignation, threatened resignation or termination of any key officers of the Company, HK Huifeng or Shenzhen Huifeng;

               (v)  any   declaration  or  payment  of  any  dividend  or  other
          distribution by the Company, HK Huifeng or Shenzhen Huifeng;

               (vi) any debt, obligation or liability incurred, assumed or guaranteed by the Company, HK Huifeng or Shenzhen Huifeng, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business; or

               (vii) any agreement or commitment by the Company, HK Huifeng or Shenzhen Huifeng to do any of the things described in this clause 7(a).

          (b) Current Operations. To the Company's best knowledge, there is no existing fact or circumstance that may have a material adverse effect on the ability of the Company, HK Huifeng or Shenzhen Huifeng to conduct its businesses as currently conducted and contemplated to be conducted.

     8.   EMPLOYEES.

          (a) Labor Agreements and Actions. Neither the Company nor the Founders are bound by or subject to any contract, commitment or arrangement with any labor union of the Company, HK Huifeng or Shenzhen Huifeng, and, to the best knowledge of the Company and each Founder, no labor union of the Company, HK Huifeng or Shenzhen Huifeng has requested, sought or attempted to represent any employees, representatives or agents of the Company, HK Huifeng or Shenzhen Huifeng. There is no strike or other labor dispute involving the Company, HK Huifeng or Shenzhen Huifeng pending nor, to the best knowledge of the Company and the Founders, threatened. To the best knowledge of the Company and the Founders, no employee of the Company, HK Huifeng or Shenzhen Huifeng is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, HK Huifeng or Shenzhen Huifeng, or any other party because of the nature of the businesses conducted or to be conducted by the Company, HK Huifeng or Shenzhen Huifeng, or to the use by the employee of his best efforts with respect to such businesses.

          (b) Employment; Compensation Arrangements. None of the Company, HK Huifeng or Shenzhen Huifeng is a party to or bound by any currently effective employment contract (other than contracts that can be terminated on an at-will basis), deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

          (c) Status of Employees. To the best knowledge of the Company and the Founders, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company, HK Huifeng or Shenzhen Huifeng, and the Company, HK Huifeng and Shenzhen Huifeng do not have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company, HK Huifeng and Shenzhen Huifeng is terminable at will by the Company, HK Huifeng and Shenzhen Huifeng.


     9.   Claims and Proceedings.

          (a) Litigation. None of the Company, HK Huifeng or Shenzhen Huifeng is engaged in or the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, "Litigation'), whether as plaintiff, defendant or otherwise. Neither any Shareholder nor any joint venture party, director, officer or agent of the Company, HK Huifeng or Shenzhen Huifeng is engaged in or are the subject of any Litigation, whether as plaintiff, defendant or otherwise, which has had or may have an adverse effect on the Company, HK Huifeng or Shenzhen Huifeng. No Litigation is pending, threatened or expected by or against the Company, HK Huifeng or Shenzhen Huifeng, and, to the best knowledge of the Company and the Founders, no Litigation that may have an adverse effect on the Company, HK Huifeng or Shenzhen Huifeng is pending, threatened or expected by or against any Shareholder or any joint venture party, director, officer or agent of the Company, HK Huifeng or Shenzhen Huifeng. There are no facts or circumstances likely to give rise to any Litigation against the Company, HK Huifeng or Shenzhen Huifeng or, to the best knowledge of the Company and the Founders, any such Litigation against any Shareholder or any joint venture party, director, officer or agent of the Company, HK Huifeng or Shenzhen Huifeng.

(b) None of the Company, HK Huifeng or Shenzhen Huifeng, any Shareholder or any joint venture party, director, officer or agent of the Company, HK Huifeng or Shenzhen Huifeng is party to any undertaking or assurance given to any Governmental Authority or the subject of any injunction relating to the businesses of the Company, HK Huifeng or Shenzhen Huifeng which is still in force.

          (c) No Insolvency. No order has been made and no resolution has been passed for the winding up of the Company, HK Huifeng or Shenzhen Huifeng or for a provisional liquidator to be appointed in respect of the Company, HK Huifeng or Shenzhen Huifeng and no petition has been presented and no meeting has been convened for the purpose of winding up the Company, HK Huifeng or Shenzhen Huifeng. No receiver has been appointed in respect of the Company, HK Huifeng or Shenzhen Huifeng or all or any of its assets. The Company, HK Huifeng and Shenzhen Huifeng are not insolvent or unable to pay any of their debts as they fall due.

     10.  Disclosure.

          (a) No Misrepresentation. No representation, warranty or statement by the Company and the Founders in this Subscription Agreement, or in any Exhibit, Schedule, statement or certificate furnished to the Investor or relating to the Company, HK Huifeng and Shenzhen Huifeng pursuant to this Subscription Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

          (b) Full Disclosure. To the best knowledge of the Company and the Founders, there is no fact or circumstance relating to the affairs of the Company, HK Huifeng or Shenzhen Huifeng which has not been disclosed to the Investor and which if disclosed might reasonably have been expected to influence the decision of the Investor to enter into this Subscription Agreement.

          (c) Best Knowledge. Without limiting the generality of Section 1.8, the phrase "best knowledge of the Company and the Founders" means the best knowledge of the Company, Mr. Wang and Mr. Jiang.

                                   SCHEDULE 3

                               INVESTOR WARRANTIES


     1. The Investor is a company duly organized and existing under the laws of the State of Utah, the USA.

     2. The Investor has the full power, authority and legal right to own assets and carry on its business.

     3. The execution, delivery and performance of this Subscription Agreement by the Investor will not:

          (a) violate any provision of the organizational documents of the Investor;

          (b) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any agreement to which the Investor is a party or by which the Investor is bound;

          (c) violate any court order, judgment, injunction, award, decree or writ against, or binding upon, the Investor or upon its securities, properties or business; or

          (d) violate any law or regulation of the country where the Investor is incorporated.


     2. The Investor has the full power and authority to enter into, execute and deliver this Subscription Agreement and to perform the transactions contemplated hereby. The execution and delivery by the Investor of this Subscription Agreement and the performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Subscription Agreement constitutes the legal, valid and binding obligation of the Investor.

                                    EXHIBIT A


                         FORM OF SHAREHOLDERS' AGREEMENT

                                    EXHIBIT B

                        FORM OF RESTATED COMPANY ARTICLES